                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a- 6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or  (S) 240.14a-12

                            CONRAD INDUSTRIES, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

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    2)   Aggregate number of securities to which transaction applies:

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    3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)   Proposed maximum aggregate value of transaction:

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    5)   Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

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    2)   Form, Schedule or Registration Statement No.:

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    4)   Date Filed:

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

                            CONRAD INDUSTRIES, INC.
                               1501 Front Street
                          Morgan City, Louisiana 70381

                                 April 23, 1999

TO OUR STOCKHOLDERS:

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Conrad Industries, Inc. to be held on Thursday, May 27, 1999, at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick, Morgan City, Louisiana. A Notice of the Annual Meeting, proxy statement and form of proxy card are enclosed with this letter.

  We encourage you to read the Notice of the Annual Meeting and proxy statement so that you may be informed about the business to come before the meeting. Your participation in Conrad Industries' business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the enclosed postage-paid envelope.

  We look forward to seeing you on May 27, 1999.

                                          Sincerely,

                                          /s/ William H. Hidalgo
                                          ----------------------------
                                          William H. Hidalgo
                                          President and Chief Executive
                                           Officer

                            CONRAD INDUSTRIES, INC.
                               1501 Front Street
                         Morgan City, Louisiana 70381

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1999

To the Stockholders of Conrad Industries, Inc.:

   When and Where. The 1999 Annual Meeting of Stockholders of Conrad Industries, Inc. will be held on Thursday, May 27, 1999, at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick, Morgan City, Louisiana.

   Record Date. Only stockholders of record at the close of business on April 12, 1999 will be entitled to notice of and to vote at the Annual Meeting.

   Purpose of the Meeting. The Annual Meeting has been called for the following purposes:

   1. To elect two Class I directors of Conrad Industries, each to serve for three-year terms until the company's 2002 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

   2. To approve an increase in the number of shares of common stock subject to the Conrad Industries, Inc. 1998 Stock Plan;

   3. To ratify the appointment of Deloitte & Touche LLP as Conrad Industries' independent public accountants for its fiscal year ending December 31, 1999; and

   4. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

   You will find more information on the nominees for director and the proposals in the proxy statement. You will find further instructions on how to vote beginning on page 2 of the proxy statement.

   Your Vote Counts! It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. This will ensure the presence of a quorum at the meeting. Please complete, sign and date the enclosed proxy card and return it in the envelope provided as promptly as possible, even if you intend to be present at the meeting. You may revoke your proxy at any time before it is voted.

                                          By Order of the Board of Directors,

                                          /s/ Cecil A. Hernandez
                                          ------------------------------------
                                          Cecil A. Hernandez
                                          Secretary



Morgan City, Louisiana
April 23, 1999

                            CONRAD INDUSTRIES, INC.
                               1501 Front Street
                         Morgan City, Louisiana 70381

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 27, 1999

CONTENTS OF 1999 PROXY STATEMENT                                           Page
--------------------------------                                           ----
Voting Information
  General Instructions on How to Vote Your Proxy..........................   2
  Voting Rules............................................................   3
Proposals
  Proposal Number 1: Election of Directors................................   5
  Proposal Number 2: Increase in the number of shares subject to 1998
   Stock Plan.............................................................   6
  Proposal Number 3: Appointment of Independent Public Accountants........  10
Company Information
  Information about Current and Continuing Directors......................  11
  Directors' Meetings and Compensation....................................  12
  Board Committees and their Functions....................................  12
  Compensation Committee Interlocks and Insider Participation.............  13
  Report of the Compensation Committee....................................  14
  Executive Compensation..................................................  17
  Transactions with Certain Affiliates....................................  22
  Stock Ownership by Conrad Industries' Largest Stockholders and
   Management.............................................................  24
  Compliance with Section 16(a)...........................................  25
  Stockholder Proposals for the 2000 Annual Meeting.......................  25
  Discretionary Voting of Proxies on Other Matters........................  25
  1998 Form 10-K..........................................................  26
Appendix A
  Conrad Industries, Inc. Amended and Restated 1998 Stock Plan

  The principal executive offices of Conrad Industries are located at 1501 Front Street, Morgan City, Louisiana 70381. This proxy statement, and the accompanying Notice of 1999 Annual Meeting of Stockholders and proxy card, are first being mailed to our stockholders on or about April 23, 1999.

                              VOTING INFORMATION

GENERAL INSTRUCTIONS ON HOW TO VOTE YOUR PROXY:

   Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

   If your shares are held in "street name," you should vote your shares in the method directed by your broker or other nominee.

   If you plan to attend the meeting and vote in person, your instructions will depend on how your shares are held:

   . Shares registered in your name--Check the appropriate box on the enclosed proxy card and bring evidence of your stock ownership with you to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

   . Shares registered in the name of your broker or other nominee--Ask your broker to provide you with a broker's proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker.

Remember that attendance at the meeting will be limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and guests of Conrad Industries.

   How to Revoke Your Proxy. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised by:

   . filing with the Secretary of Conrad Industries a written notice revoking it,

   .  executing and returning another proxy bearing a later date, or

   . attending the Annual Meeting and expressing a desire to vote your shares of common stock in person.

   If your shares are held in street name, you must contact your broker to revoke your proxy. Written notices to Conrad Industries must be addressed to Cecil A. Hernandez, Secretary, Conrad Industries, Inc., 1501 Front Street, P.
O. Box 790, Morgan City, Louisiana 70381. No revocation by written notice will be effective unless such notice has been received by the Secretary of Conrad Industries prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

VOTING RULES:

   Stockholders Entitled to Vote--The Record Date. The close of business on April 12, 1999 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any postponement(s) or adjournment(s) thereof. As of the record date, Conrad Industries had issued and outstanding 7,077,723 shares of common stock of Conrad Industries. There are no other classes of voting securities of Conrad Industries outstanding.

   Quorum Required. A quorum must exist for us to hold the Annual Meeting. For a quorum to exist, we will need the presence, either in person or by proxy, of holders of a majority of the outstanding shares of Conrad Industries' common stock as of the record date. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

   Number of Votes. You are entitled to one vote per share of Conrad Industries' common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

   Voting to Elect Directors. When voting to elect directors, you have three options:

   .  Vote for both of the nominees;

   .  Vote for only one of the nominees; or

   .  Withhold authority to vote for all of the nominees.

   If a quorum is present at the Annual Meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. Because of this rule, any shares that are not voted or any votes that are withheld will not influence the outcome of the election of directors. Cumulative voting for the election of directors is not permitted.

   Voting on Other Matters. When voting on all other matters, you will also have three options, but these options are different from those pertaining to the election of directors:

   .  Vote "FOR" a given proposal;

   .  Vote "AGAINST" a given proposal; or

   .  ABSTAIN from voting on a given proposal.

   Each matter, other than the election of directors, requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal. An abstention with respect to a particular proposal will be treated as a vote not cast with respect to such proposal. Broker non-votes will not affect the results on a proposal because shares held by brokers who withhold authority to vote will be considered absent in the voting tallies on these proposals.

   A duly executed proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters to be presented at the meeting.

   Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. If you return your proxy with no votes marked, your shares will be voted as follows:

   .  "FOR" the election of each of the two nominees for director.

   . "FOR" the increase in the number of shares available under the 1998 Stock Plan.

   . "FOR" the appointment of Deloitte & Touche LLP as Conrad Industries' independent public accountants.

   It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In these cases, non-voted (broker non-votes) shares are considered absent for those proposals.

   Who Counts the Votes. Votes will be counted by American Stock Transfer & Trust Company, our transfer agent and registrar.

   Information about this Solicitation of Proxies. The solicitation of the proxy accompanying this statement is being made by Conrad Industries' Board of Directors in connection with the 1999 Annual Meeting of Stockholders. In addition to the solicitation of proxies by use of this proxy statement, directors, officers and employees of Conrad Industries may solicit the return of proxies by mail, personal interview, telephone or telegraph. Officers and employees of Conrad Industries will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to beneficial owners of such stock.

   All costs of preparing, printing, assembling and mailing the Notice of the 1999 Annual Meeting of Stockholders, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by Conrad Industries.

                                   PROPOSALS

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

   Conrad Industries' Charter divides or "classifies" its Board of Directors into three classes (Classes I, II and III), with respect to the three-year terms for which the directors in each class individually hold office. Each class consists, as nearly as possible, of one third of the entire Board. Conrad Industries' Board of Directors currently has seven members. Each director is elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected, except that the initial terms of office of the current Class I, Class II and Class III Directors expire at the annual meetings of stockholders to be held in 1999, 2000 and 2001, respectively. The current term for Class I Directors will expire at this year's Annual Meeting. The current terms for Class II and Class III Directors will expire at the 2000 and 2001 Annual Meetings of Stockholders, respectively.

   The Board of Directors has nominated and urges you to vote for the election of the two nominees identified below to serve as Class I directors for a three-year term or until their successors are duly elected and qualified. Each of the nominees listed below is a member of Conrad Industries' present Board of Directors. Proxies solicited hereby will be voted for both nominees unless stockholders specify otherwise in their proxies.

   If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees for Director

   Class I--Terms Expiring at 2002 Annual Meeting

   The two nominees for re-election as Class I directors, and certain additional information with respect to each of them, are as follows:

                                                                        Year First
          Name           Age     Position with Conrad Industries     Became a Director
          ----           ---     -------------------------------     -----------------
Cecil A. Hernandez......  42       Vice President--Finance and             1998
                             Administration, Chief Financial Officer
                                      and Director (Class I)

Louis J. Michot, Jr.....  76            Director (Class I)                 1998

   Cecil A. Hernandez joined Conrad Industries in January 1998. Mr. Hernandez has served as Vice President--Finance and Administration, Chief Financial Officer and Director of Conrad Industries since March 1998. Mr. Hernandez founded Hernandez & Blackwell CPAs in 1983 and served as its Managing Partner until December 1997. Hernandez & Blackwell CPAs merged with Darnall, Sikes & Frederick CPAs in 1996. Additionally, Mr. Hernandez provided accounting and consulting services for Conrad Industries as the outside Certified Public Accountant from 1993 until 1997. From 1982 to 1983, Mr. Hernandez served as Assistant Controller for Oceaneering International, a publicly traded diving company. Mr. Hernandez was employed at Deloitte Haskins & Sells, an international accounting firm, from 1979 to 1982.

   Louis J. Michot, Jr. has been a Director of Conrad Industries since the consummation of the initial public offering in June 1998. Since 1991, Mr. Michot has been Chairman of the Board of Louis J. Michot & Associates, Inc., a family-owned holding company which at present deals principally in real estate sales, development and rentals. From 1952 to 1991, Mr. Michot served as its President and CEO, during which time he developed a chain of 45 fast food restaurants in Louisiana, Mississippi and Texas and became actively engaged in other business ventures. Mr. Michot was one of the organizers of the Bank of Lafayette and served on its Board of Directors from 1975 to 1980. He served in the Louisiana Legislature from 1960 to 1964, on the State Board of Education from 1968 to 1972 and as the State Superintendent of Education from 1972 to 1976. Mr. Michot's wife is a first cousin of J. Parker Conrad.

   The Board of Directors recommends that stockholders vote "FOR" the election of Messrs. Hernandez and Michot as directors to hold office until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL NUMBER 2:  APPROVAL OF INCREASE IN THE NUMBER OF SHARES
                    AVAILABLE UNDER THE 1998 STOCK PLAN

   In March 1998, the Board of Directors and the stockholders approved and adopted the Conrad Industries, Inc. 1998 Stock Plan. The 1998 Stock Plan permits the granting of any or all of the following types of awards: stock appreciation rights, stock options, restricted stock, dividend equivalents, performance units, automatic director options, phantom shares, limited stock appreciation rights, bonus stock and cash tax rights.

   The Board believes the 1998 Stock Plan provides an enhanced mechanism for compensating officers and employees of, and any consultants to, Conrad Industries and its affiliates on the basis of individual and corporate performance. As of the date of this Proxy Statement, there are 207,457 shares of common stock remaining for grants of awards under the 1998 Stock Plan.

   Conrad Industries' philosophy with respect to management and employee compensation has been to attract and retain executive and employee talent of the highest quality through emphasizing equity appreciation incentives without incurring excessive cash obligations. We expect to continue to emphasize stock-based incentive compensation in order to closely align the interests of the executive officers and key members of its workforce with the interests of Conrad Industries' stockholders. The Board of Directors believes that it is the recruitment and retention of such individuals upon whom, in large measure, the sustained progress, growth and profitability of Conrad Industries will depend. By providing relatively higher stock incentives, Conrad Industries is also able to maintain salaries of management personnel at reasonable levels. The Board of Directors believes that its compensation strategy can be implemented for the foreseeable future if Proposal Number 2 is approved.

   The Board has adopted and recommended for approval by the stockholders an increase in the number of shares of common stock available under the 1998 Stock Plan. The amendment will increase the number of shares of common stock that may be issued pursuant to the 1998 Stock Plan from 700,000 to 950,000. Options to purchase an aggregate of 492,543 shares of common stock have been granted as of the date of this Proxy Statement under the 1998 Stock Plan. The Board believes it is in the best interests of Conrad Industries to increase the number of shares available under the 1998 Stock Plan so as to enable Conrad Industries to make future grants of options and certain other awards pursuant to the 1998 Stock Plan. Additionally, during the third quarter of 1998, certain executives of Conrad Industries surrendered and the company canceled 247,277 shares of restricted stock, decreasing the total number of shares of Conrad Industries common stock outstanding. A copy of the proposed amended and restated 1998 Stock Plan is set forth as Appendix A to this Proxy Statement. The following summary of the 1998 Stock Plan is qualified in its entirety to the more detailed provisions of the 1998 Stock Plan.

   Eligibility for Participation. All employees, including officers, of Conrad Industries and its subsidiaries are eligible for participation in all Awards under the 1998 Stock Plan, other than automatic Director options. Only nonemployee directors of Conrad Industries will receive automatic grants of Director options.

   Administration. The 1998 Stock Plan is administered by the Compensation Committee of the Board of Directors. Except with respect to the automatic grant of Director options, the Compensation Committee will select the employees who will receive Awards, determine the type and terms of Awards to be granted and interpret and administer the 1998 Stock Plan.

   Employee Stock Options. Stock options granted to employees are subject to such terms and conditions as may be established by the Compensation Committee, which may include conditioning the exercisability of an option on the achievement of one or more performance goals, except that in all events: (1) no stock options may be granted after the termination of the 1998 Stock Plan; (2) the option exercise price cannot be less than the market value per share of the common stock of Conrad Industries at the date of grant (unless it is a replacement option granted to new employees in conjunction with an acquisition of the stock or property of another corporation); and (3) no stock option may be exercised more than 10 years after it is granted. Stock options may be granted either as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code"), non-qualified stock options or a combination thereof.

   The Compensation Committee will determine the form in which payment of the optionee's exercise price may be made, which may include cash, shares of common stock of Conrad Industries already owned by the optionee for more than six months, a "cashless broker exercise" through procedures established by Conrad Industries, other property approved by the Compensation Committee or any combination thereof.

   Director Stock Options. The 1998 Stock Plan provides that each nonemployee director of Conrad Industries shall automatically receive on the date of each annual meeting of Conrad Industries' stockholders (beginning with the 1999 Annual Stockholders' Meeting) an immediately vested option to purchase 1,000 shares of common stock of Conrad Industries at an exercise price per share equal to the fair market value of the common stock of Conrad Industries on the date of grant. Each person who becomes a nonemployee director of Conrad Industries shall automatically receive an immediately vested option to purchase 1,000 shares of common stock of Conrad Industries on the date of such person's election or appointment at an exercise price per share equal to the fair market value of the common stock of Conrad Industries on the date of grant. Neither the Compensation Committee nor the Board of Directors has any discretion with respect to Director options. Each Director option shall have a term of 10 years, subject to earlier termination depending upon continuity of service on the Board.

   Phantom Shares. The Compensation Committee may grant phantom shares of common stock of Conrad Industries to employees, which may be payable in cash, shares of common stock of Conrad Industries or a combination thereof, subject to the achievement of specified performance goals. The Compensation Committee shall determine the performance goals to be achieved and the length of the performance period.

   Performance Awards. The Compensation Committee may also grant performance awards to employees. Performance awards are units equivalent to such value as the Compensation Committee determines and may consist of payments in cash, shares of common stock of Conrad Industries or a combination thereof, payable upon the achievement of specified performance goals. The Compensation Committee shall determine the performance goals to be achieved and the length of the performance period.

   Bonus Shares. The Compensation Committee may deliver unrestricted shares of common stock of Conrad Industries to an employee as additional compensation for the person's services to the company or a subsidiary in lieu of or in addition to a cash bonus.

   Other Stock-Based Awards. The Compensation Committee, in its discretion, may grant other forms of Awards based on, or payable in, shares of common stock of Conrad Industries. Subject to certain limitations, participants, including directors, may elect to defer the receipt of an Award or other compensation in the form of phantom shares for limited periods.

   Performance Goals. The Compensation Committee shall subject grants of phantom shares and performance units and, in its discretion, may condition the exercisability of employee stock options, on the attainment of certain performance goals. Such performance goals, which may be described in terms of company-wide objectives, in terms of objectives that are related to performance of the division, department or function within the company or a subsidiary in which the employee receiving the Award is employed or in individual or other terms, and which will relate to a period of time determined by the Compensation Committee. The performance goals that may be used include one or more of the following: net income; earnings before interest, taxes, depreciation, and amortization expenses and noncash compensation expense related to the issuance of stock and stock options to employees; profit margins, economic value added, sales; return on equity; return on assets; earnings per share; and cash flows. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a company-established budget or target, an index or a peer group of companies, shall be determined by the Compensation Committee in its discretion at the time of grant of the Award. A performance goal need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

   Annual Award Limits. The maximum number of shares of common stock of Conrad Industries with respect to which any employee can receive stock options, bonus stock, phantom shares, and other stock-based awards during any calendar year is 250,000. In addition, no employee can receive performance award grants having a value in excess of $2 million in any calendar year.

   Transferability. Awards under the 1998 Stock Plan generally will not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, the Compensation Committee may, in its discretion, permit a participant to transfer nonqualified stock options to the participant's "immediate family members", as defined in the 1998 Stock Plan.

   Adjustments. The Compensation Committee may provide for adjustment of Awards under the 1998 Stock Plan if it determines such adjustment is required to prevent dilution or enlargement of the rights of participants in the 1998 Stock Plan that would otherwise result from a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or other similar corporate transaction.

   Term of the Plan. Unless sooner terminated, the 1998 Stock Plan will terminate on March 31, 2008 after which date no additional Awards may be made under it; however all then outstanding Awards will continue pursuant to their terms.

   Tax Withholding. The 1998 Stock Plan permits the Compensation Committee to allow a participant, upon exercise of an option or payment of an Award, to satisfy any applicable federal tax withholding requirements in the form of shares of common stock of Conrad Industries, including shares issuable upon exercise or payment of such Award.

   Change in Control. The 1998 Stock Plan provides that upon a "change in control" of Conrad Industries, all Awards will become immediately exercisable or payable, as the case may be. A "change in control" of Conrad Industries shall be deemed to occur if a person or group acquires 30% or more of the Company's voting securities, the directors at the beginning of the 1998 Stock Plan cease to constitute a majority of the Board of Directors (but a director whose election or nomination was approved by a majority of the current directors will be deemed a continuing director), the stockholders of the company approve a merger or consolidation of the Company with any other company (with certain exceptions), the stockholders of Conrad Industries approve an agreement for the sale, exchange or disposition by the company of all or a substantial portion of the company's assets or the stockholders of the Conrad Industries adopt a plan of complete liquidation of the company, or the date Conrad Industries files a report or proxy statement with the Securities and Exchange Commission that a change in control has or may occur pursuant to any then existing contract or transaction.

   Amendment and Termination. The Board of Directors of Conrad Industries may amend or terminate the 1998 Stock Plan at any time without stockholder approval, except for any amendment that applicable law or stock exchange rules require stockholder approval. Unless the term of the 1998 Stock Plan is extended or earlier terminated, the 1998 Stock Plan will terminate on March 31, 2008.

   Certain Federal Income Tax Consequences. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1998 Stock Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal tax consequences to the employee, director or Conrad Industries may result depending upon other considerations not described below.

   In general: (1) no income will be recognized by an optionee at the time a non-qualified stock option (an option not qualified under Section 422 of the Code) ("NQO") is granted; (2) at the time of exercise of a NQO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; (3) at the time of sale of shares acquired pursuant to the exercise of a NQO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short term or long term capital gain (or loss) depending on how long the shares have been held.

   No income generally will be recognized by an optionee upon the grant or exercise of an ISO, although the excess of the fair market value on the date of exercise over the option price is included in alternative minimum taxable income for alternative minimum tax purposes. However, if the optionee exercises the ISO and disposes of the shares of common stock of Conrad Industries in the same year and the amount realized is less than the fair market value on the date of exercise, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. If shares of common stock of Conrad Industries are issued to an optionee pursuant to the exercise of an ISO and no disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee (the "Holding Periods"), then, upon the sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as long term capital gain and any loss sustained will be a long term capital loss.

   If shares of common stock of Conrad Industries acquired upon the exercise of an ISO are disposed of prior to the expiration of either Holding Period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount of equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short term or long term capital gain (or loss) depending on the holding period.

   No income generally will be recognized upon the grant of phantom shares or performance awards. Upon payment in respect of phantom shares or earned performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock of Conrad Industries received less any amount paid for such award at the time of payment or transfer pursuant to the fulfillment of the specified conditions or the achievement of the performance goals.

   The recipient of bonus stock generally will be subject to tax at ordinary income rates on the fair market value of the shares of common stock of Conrad Industries on the date that such shares are transferred to the recipient, and the capital gain or loss holding period for such shares will also commence on that date.

   To the extent that a participant recognizes ordinary income in the circumstances described above, Conrad Industries or subsidiary for which the participant performs services will be entitled to a corresponding deduction for federal income tax purposes provided that, among other things,
(1) the income meets the test of reasonableness, is an ordinary and necessary business expense, (2) is not an "excess parachute payment" within the meeting of Section 280G of the Code, (3) if the $1.0 million limitation of Section 162(m) of the Code is exceeded, the compensation qualifies as "performance based" under such section, and (4) Conrad Industries has timely and properly reported such compensation income to the Internal Revenue Service.

   The Board of Directors recommends that stockholders vote "FOR" the approval of an increase in the number of shares available under the 1998 Stock Plan. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL NUMBER 3: RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC
                   ACCOUNTANTS

   The Board of Directors has appointed the firm of Deloitte & Touche LLP as Conrad Industries' independent public accountants to make an examination of the accounts of Conrad Industries for the fiscal year ending December 31, 1999, subject to ratification by Conrad Industries' stockholders. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

   The Board of Directors recommends that stockholders vote "FOR" ratification and approval of Deloitte & Touche LLP's appointment. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

                              COMPANY INFORMATION

INFORMATION ABOUT THE CURRENT AND CONTINUING DIRECTORS

                Name                 Age                          Position
                ----                 ---                          --------
J. Parker Conrad....................  83 Co-Chairman of the Board of Directors (Class III)

John P. Conrad, Jr..................  55 Co-Chairman of the Board of Directors (Class III)

William H. Hidalgo..................  59 President, Chief Executive Officer and Director (Class II)

Cecil A. Hernandez..................  42 Vice President--Finance and Administration,
                                         Chief Financial Officer and Director (Class I)

Michael J. Harris...................  49 Director (Class II)

Louis J. Michot, Jr.................  76 Director (Class I)

Richard E. Roberson, Jr.............  63 Director (Class III)

   Information regarding the business experience of Mr. Hernandez and Mr. Michot is set forth above under the heading "--Nominees for Director."

   J. Parker Conrad founded Conrad Industries and has served as Chairman of the Board of Conrad Industries from its inception in 1948 and as President of Conrad Industries from 1948 until 1994. Mr. Conrad has served as Co-Chairman of the Board of Conrad Industries since March 1998. Mr. Conrad is the father of John P. Conrad, Jr.

   John P. Conrad, Jr. has been with Conrad Industries since 1962, serving as Vice President of Conrad Industries since 1982 and as Co-Chairman of the Board of Conrad Industries since March 1998. Mr. Conrad founded Johnny's Propeller Shop, a marine-related service company, in 1963 and has been Chairman of the Board of this Company since its inception. Mr. Conrad is also the Chairman and President of Bay Star, a Houston-based paging company which Mr. Conrad founded in 1986. Additionally, Mr. Conrad is founder of Venture Transport, Inc., a specialized carrier in oil field and energy equipment, and has served on its Board of Directors since its inception in 1987.

   William H. Hidalgo has served as President and Chief Executive Officer of Conrad Industries since May 1994. Mr. Hidalgo has served as President, Chief Executive Officer and Director of Conrad Industries since March 1998. Prior to joining Conrad Industries, Mr. Hidalgo was employed by Oil & Gas Marine Service, Inc., a marine-related service company, from 1977 to 1994, and from 1988 to 1994 was responsible for all marine operations as Vice President and General Manager. Mr. Hidalgo has 35 years experience in the marine business and has been actively involved in the design, construction, repair, conversion, modification, and operation of marine vessels throughout his career. Mr. Hidalgo is a licensed professional Civil Engineer with extensive experience in the design and construction of energy related marine structures.

   Michael J. Harris has been a Director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Harris is a Managing Director of Morgan Keegan & Company, Inc., where he has been employed since 1986. Morgan Keegan & Company, Inc. is a subsidiary of Morgan Keegan, Inc., a publicly traded firm providing securities brokerage, investment banking and other financial services. Mr. Harris has headed the Energy Investment Banking Group of Morgan Keegan since 1994 and prior to 1994 was the senior energy securities analyst.

   Richard E. Roberson, Jr. has been a Director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Roberson served as Vice President, Chief Financial Officer, Treasurer and director of Global Industries, Ltd. from December 1992 to May 1996, when he retired. From March 1986 until September 1991, Mr. Roberson served as Vice President--Finance for Ocean Drilling & Exploration Company. Additionally, Mr. Roberson served as a director of UNIFAB International, Inc. from September 1997 to August 1998. Mr. Roberson has over 30 years of experience in the oil and gas and oil service industry, including over 20 years as an accounting and financial officer.

DIRECTORS' MEETINGS AND COMPENSATION

   During 1998, the Board of Directors met three times and took certain additional actions by unanimous written consent in lieu of meetings. During 1998, no director of Conrad Industries attended fewer than 75 percent of the meetings of the Board of Directors.

   Conrad Industries' directors who are employees do not receive any cash compensation for service on the Board of Directors or any committee. The directors are, however, reimbursed for expenses incurred in connection with attending each board and committee meeting, and for other expenses incurred in their capacity as Directors. Directors who are not employees of Conrad Industries receive a fee of $12,000 annually, $1,000 for attendance at each Board of Directors meeting and $500 for each committee meeting attended (unless held on the same day as the Board of Directors meeting). Under the 1998 Stock Plan, each non-employee director receives (1) the grant of options to purchase 1,000 shares of Conrad Industries' common stock upon his initial election to the Board and (2) an annual grant of options to purchase 1,000 shares of Conrad Industries' common stock, in each case at the closing sales price of the common stock on the date of grant.

BOARD COMMITTEES AND THEIR FUNCTIONS

   Conrad Industries' Board of Directors has an Audit Committee and a Compensation Committee, and does not have a Nominating Committee.

   The Audit Committee's functions include:

   . overseeing the performance and reviewing the scope of the audit function of the company's independent auditors;

   .  reviewing audit plans and procedures;

   . reviewing the company's policies with respect to conflicts of interest;

   . reviewing the prohibition on the use of corporate funds or assets for improper purposes;

   .  reviewing changes in accounting policies; and

   .  reviewing the use of independent auditors for non-audit services.

   In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year. Messrs. Harris, Roberson and Michot served as the members of the Audit Committee during 1998.

   The Compensation Committee's functions include:

   . reviewing salaries and other compensation of officers and key employees on an annual basis or whenever it is requested by the Board of Directors or the Chief Executive Officer;

   . preparing a report and submitting recommendations to the Board of Directors regarding salaries and compensation;

   . selecting officers and key employees for participation in incentive compensation plans and establishing performance goals for those officers and key employees and reporting to the full Board of Directors;

   . reviewing and monitoring benefits under all employee plans of the company and reporting, if the Compensation Committee deems it appropriate, to the full Board of Directors;

   . considering and making recommendations to the Board of Directors from time to time with respect to the management organization of the company, including recommending the election and appointment of officers of the company and reviewing plans providing for the orderly succession of the officers of the company; and

   . administering incentive compensation and stock plans, including the 1998 Stock Plan, as may be required by such plans, subject to the continuing supervision and control of the Board of Directors.

   The Compensation Committee also administers Conrad Industries' 1998 Stock Plan or other similar plan benefiting the employees and officers of Conrad Industries. Messrs. Harris, Roberson and Michot served as members of the Compensation Committee during 1998.

   During 1998, the Audit Committee met two times and the Compensation Committee met two times. During 1998, no director of Conrad Industries attended fewer than 75 percent of the number of meetings of committees on which he served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Prior to April 1998, the Board of Directors had no Compensation Committee, and J. Parker Conrad, John P. Conrad Jr., William H. Hidalgo and Cecil A. Hernandez participated in deliberations of Conrad Industries' Board of Directors concerning executive officer compensation.

REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee of the Board of Directors currently consists of Michael J. Harris, Louis Michot, Jr. and Richard E. Roberson, Jr., none of whom are officers or employees of Conrad Industries. The Compensation Committee is responsible for evaluating the performance of management, determining salaries and bonuses for certain executive officers and key employees of Conrad Industries and administering Conrad Industries' 1998 Stock Plan. The Committee has furnished the following report on executive compensation for 1998:

   Under the supervision of the Compensation Committee, Conrad Industries has developed a compensation policy which is designated to attract and retain talented executives and employees responsible for the success of Conrad Industries and to motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of:

   . a cash salary which reflects the responsibilities relating to the position and individual performance;

   . variable performance awards payable in cash or stock and tied to the individual's or the company's achievement of certain goals or milestones; and

   . long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and key employees and the company's stockholders.

   In determining the level and composition of compensation of each of Conrad Industries' executive officers, including its Chief Executive Officer, the Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Compensation Committee may review salaries of comparable peer group companies. In setting such salaries, the Compensation Committee considers its peer group to be certain companies in the ship building industry with market capitalizations similar to that of Conrad Industries. Consequently, in evaluating the performance of management, including that of the Chief Executive Officer, the Compensation Committee takes into consideration such factors as the company's financial results and operating performance in comparison with those of other companies in the industry. In addition, the Compensation Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability and contributions to the industry and community development.

   Base compensation for executive officers, including the Chief Executive Officer, is generally established through negotiation between Conrad Industries and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. In 1998, Conrad Industries entered into employment agreements with J. Parker Conrad, John P. Conrad, Jr., William H. Hidalgo and Cecil A. Hernandez, and a subsidiary of Conrad Industries entered into an employment agreement with Ralph C. Thon. Such agreements provide for annual base salaries of $220,500, $200,000, $195,290, $150,000 and $85,000,
respectively, which base salaries may be increased by the Board of Directors. The Board of Directors has not taken any action to increase the base salaries of such executive officers for the 1999 calendar year. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to Conrad Industries, strategic goals for which the executive has responsibility, and compensation levels of comparable companies, and annual performance of the individual. No pre-determined weights are given to any one of such factors.

   In the first quarter of 1998, Conrad Industries issued shares of common stock to William H. Hidalgo, the President and Chief Executive Officer, and Cecil A. Hernandez, the Vice President--Finance and

Administration and Chief Financial Officer, in consideration of past services rendered. The agreements related to such restricted stock provided that 50% of the shares of common stock issued to each such executive would be subject to forfeiture in the event of the voluntary termination of employment by such executive for other than "good reason" prior to the expiration of the initial three-year term of employment specified in the employment agreement of such executive, provided that such restriction would lapse in the event of (1) the termination by the company of such executive's employment for reasons other than "cause" (as defined) or (2) the death, disability or retirement (at or after the age of 65) of such executive and would also lapse with respect to 33 1/3% of such restricted shares on each of the first three anniversaries of the completion of the company's initial public offering in June 1998. The shares of common stock of Conrad Industries issued to Mr. Hidalgo and Mr. Hernandez were exchanged, respectively, for 385,695 and 153,819 shares of common stock of the company pursuant to the reorganization of the company completed prior to the initial public offering. In connection with the issuance of shares of Conrad Industries common stock, Mr. Hidalgo and Mr. Hernandez, executed promissory notes in the amounts of $239,870 and $97,400, respectively, representing their tax liabilities paid by the company. These tax notes were repaid in full by Mr. Hidalgo and Mr. Hernandez in July 1998. In connection with the issuance of these shares to Messrs. Hidalgo and Hernandez, the company estimated it would recognize aggregate compensation expense of $8.6 million, of which $4.3 million was recognized in the first quarter of 1998 and the remainder was estimated to be recognized over a three-year vesting period, of which $360,000 was expended in the second quarter of 1998. During the third quarter of 1998, the executives surrendered and the company canceled 247,277 of their restricted shares in order to eliminate the recurring compensation expense associated with the lapse of the restrictions. As a result of the cancellation of the shares, the remainder of the estimated compensation expense of $4.0 million will not be recognized in the future. On November 3, 1998, Mr. Hidalgo and Mr. Hernandez were granted stock options to purchase 250,000 and 114,043 shares, respectively, of common stock at $6.75 per share, the market price of the stock on the date of the award.

   In addition to each executive officer's base compensation, the Compensation Committee may award cash bonuses under an annual incentive plan and/or grant awards under Conrad Industries' 1998 Stock Plan to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. The Board of Directors has determined not to pay any cash bonuses under the annual incentive plan or make any award under the 1998 Stock Plan to any executive officer for 1998, except as described above.

   All employees of Conrad Industries, including its executive officers, are eligible to receive long-term stock based incentive awards under Conrad Industries' 1998 Stock Plan as a means of providing such individuals with a continuing proprietary interest in Conrad Industries. Such grants further the mutuality of interest between Conrad Industries' employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. Conrad Industries' 1998 Stock Plan enhances the company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of Conrad Industries include:

  . the executive's position in Conrad Industries, his or her performance and responsibilities;

  .  the amount of stock options, if any, currently held by the officer;

  .  the vesting schedules of any such options; and

  .  the executive officer's other compensation.

While the Compensation Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Compensation Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.

   The management of Conrad reviewed with the Compensation Committee the substantial decline in the price of Conrad common stock from the date of the initial public offering to November 3, 1998, compared the Conrad common stock performance during this period with the common stock performance of Conrad's peer group, noted that given these facts, competitors could make job offers to key Conrad employees which could include stock option awards more valuable than the Conrad stock option awards held by employees, and recommended that the Compensation Committee consider repricing all of the Conrad stock option awards outstanding. In the fourth quarter of 1998, 125,500 employee stock options which had previously been issued to employees with an original exercise price of $12.00 per share were repriced at $6.75 per share, the market price of the common stock of Conrad Industries on the date of repricing. These included 12,000 options originally issued to Mr. Ralph C. Thon. Additionally, the Board of Directors determined that it was advisable to reprice options to the non-employee directors in order to encourage their continued involvement as directors of Conrad Industries. As a result, 1,000 employee stock options which had been issued to each of the non-employee directors, Messrs. Harris, Roberson and Michot, with an original exercise price of $12.00 per share, were also repriced during the fourth quarter of 1998. The new exercise price of the stock options, $6.75, represents the market price of the common stock of Conrad Industries on the date of repricing. The stock option repricing was approved or ratified by the entire Board of Directors.

   The foregoing report is given by the following members of the Compensation
                                   Committee:

                               Michael J. Harris
                            Richard E. Roberson, Jr.
                               Louis Michot, Jr.

EXECUTIVE COMPENSATION

Executive Officers

   Set forth below is certain information concerning the executive officers of Conrad Industries, including the business experience of each during the past five years.

                   Name                 Age       Position with Conrad Industries
                   ----                 ---       -------------------------------
   J. Parker Conrad....................  83 Co-Chairman of the Board
   John P. Conrad, Jr..................  56 Co-Chairman of the Board
   William H. Hidalgo..................  58 President and Chief Executive Officer
   Cecil A. Hernandez..................  42 Vice President--Finance and Administration,
                                            Chief Financial Officer
   Ralph C. Thon.......................  56 General Manager--Orange Shipbuilding

   Information regarding the business experience of Messrs. Conrad, Conrad, Jr., Hidalgo and Hernandez is set forth above under the heading "Information about Current and Continuing Directors."

   Ralph C. Thon has been employed by Orange Shipbuilding as Chief Engineer from 1980 until 1997 and as General Manager since 1997. Mr. Thon has 37 years of experience in shipbuilding management.

Compensation of Executive Officers

   Summary Compensation Table

   The following table provides certain summary information concerning compensation paid or accrued during the last two fiscal years to Conrad Industries' Chief Executive Officer and to each of the other executive officers of the company, determined as of the end of the last fiscal year, whose annual compensation exceeded $100,000. Further information with respect to each of the named executive officer's compensation is described below the table.

                                  Annual Compensation           Long-Term Compensation
                         -------------------------------------- ----------------------
                                                     Other      Restricted Securities
   Name and Principal                               Annual        Stock    Underlying     All Other
        Position         Year  Salary   Bonus   Compensation(1)   Awards   Options (#) Compensation(2)
   ------------------    ---- -------- -------- --------------- ---------- ----------- ---------------
J. Parker Conrad........ 1998 $220,500       --        --           --         --            --
 Co-Chairman of the      1997 $210,000       --        --           --         --            --
 Board
John P. Conrad, Jr. .... 1998 $200,000       --        --           --         --            --
 Co-Chairman of the      1997 $150,000 $ 75,000        --           --         --            --
 Board
William H. Hidalgo...... 1998 $195,290       --        --           (4)      250,000       $2,500
 President and Chief     1997 $185,990 $245,000        --           --         --          $2,375
 Executive Officer
Cecil A. Hernandez(3)... 1998 $150,000       --        --           (4)      114,043       $1,515
 Vice President--Finance
 and Administration and
 Chief Financial Officer
 Financial Officer
Ralph C. Thon........... 1998 $ 85,000 $ 32,000        --           --        12,000       $2,500
 General Manager--Orange
 Shipbuilding

--------
(1) None of the executive officers has received perquisites, the value of which exceeded the lesser of $50,000 or 10% of the salary of such executive officer.
(2) Consists of payments made by Conrad Industries under the company's 401(k) plan for the benefit of the executive officers.
(3) Cecil A. Hernandez was not an employee of Conrad Industries in 1997.
(4) Prior to the initial public offering of Conrad Industries, Messrs. Hidalgo and Hernandez were issued 385,695 and 153,819 shares of restricted common stock of Conrad Industries, respectively. Subsequently, 176,777 and 70,500 shares of such restricted stock, respectively, were surrendered by such executive officers. As of December 31, 1998, Messrs. Hidalgo and Hernandez held 208,918 and 83,319 shares of restricted common stock, respectively, which at the time of grant, prior to the initial public offering of Conrad Industries and therefore the existence of a public market for such stock, were valued at $401,123 and $159,972, respectively. As of March 31, 1999, using the closing sales price of Conrad Industries' common stock as reported by the Nasdaq Stock Market of $3.625, such shares of restricted stock were valued at $757,328 and $302,031, respectively. Of the 208,918 and 83,319 shares of restricted stock held by Messrs. Hidalgo and Hernandez, respectively, 192,848 and 76,910 shares of restricted stock, respectively, vested on March 31, 1998, and 16,070 and 6,409 shares of restricted stock, respectively, will vest on June 10, 1999. Dividends will be paid on the restricted stock reported if any are declared by the company.

   Option Grants During 1998

   The following table provides certain information with respect to options granted to the Chief Executive Officer and to each of the executive officers named below during the fiscal year ended December 31, 1998, under our 1998 Stock Plan. The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full 10-year term prior to exercise. These options may be exercised prior to November 2, 2008. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table. As of March 31, 1999, the closing sales price of our common stock, as reported by the Nasdaq Stock Market, was $3.625 per share.

                                          Individual Grants
                         ----------------------------------------------------
                                                                              Potential Realizable
                                                                                Value at Assumed
                          Number of   Percent of                              Annual Rates of Stock
                         Securities  Total Options                             Price Appreciation
                         Underlying   Granted to   Exercise                      for Option Term
                           Options   Employees in  Price per    Expiration    ---------------------
          Name           Granted (#)  Fiscal Year    Share         Date           5%        10%
------------------------ ----------- ------------- --------- ---------------- ---------- ----------
William H. Hidalgo......   250,000        100%       $6.75   November 2, 2008 $1,062,500 $2,690,000
Cecil A. Hernandez......   114,043        100%       $6.75   November 2, 2008 $  484,683 $1,227,103

   Fiscal Year-End Option Values

   The following table sets forth certain information regarding (1) the number of shares of common stock underlying unexercised options held by the Chief Executive Officer and each Named Executive Officer as of December 31, 1998, and
(2) the value, at December 31, 1998, of exercisable and unexercisable "in-the-money" stock options held by the Chief Executive Officer and each executive officer named in the Summary Compensation Table. Neither the Chief Executive Officer nor any other Named Executive Officer exercised any stock options during the year ended December 31, 1998. A stock option is "in-the-money" if the closing market price of the company's common stock exceeds the exercise price of the stock option. The value of "in-the-money" unexercised stock options set forth in the foregoing table represents the difference between the exercise price of these options and the closing sales price of our common stock on December 31, 1998, as reported by the Nasdaq Stock Market, $3.906 per share.

                               1998 Option Values

                               Number of Securities
                              Underlying Unexercised      Value of Unexercised
                                 Options at Fiscal       In-the-Money Options at
                                     Year-End               Fiscal Year End
                             ------------------------- -------------------------
            Name             Exercisable Unexercisable Exercisable Unexercisable
            ----             ----------- ------------- ----------- -------------
William H. Hidalgo..........       --       250,000         --           --
Cecil A. Hernandez..........       --       114,043         --           --
Ralph C. Thon...............    4,000         8,000         --           --

   Report on Repricing of Options

   The following table sets forth information concerning options to purchase common stock held by executive officers which were repriced on November 3, 1998. Amounts represent new stock options granted under Conrad Industries' 1998 Stock Plan and include both incentive and non-qualified stock options. One-third of such options become exercisable on each of December 10, 1998, June 10, 1999 and June 10, 2000. The exercise price of each option represents the market price of the common stock on the date of grant.


                                                                          Length of
                                                                           Original
                                                                            Option
                                                                             Term
                                  Number of   Market                      Remaining
                                  Securities Price of  Exercise           at Date of
                           Date   Underlying Stock at  Price at    New    Repricing
   Name and Principal    Options   Options    Time of   Time of  Exercise----------
        Position         Repriced  Repriced  Repricing Repricing  Price   Years Days
   ------------------    -------- ---------- --------- --------- -------- ----- ----
Ralph C. Thon........... 11/3/98    12,000     $6.75    $12.00    $6.75      9  219
General Manager--Orange
 Shipbuilding

Performance Graph

   The following performance graph compares Conrad Industries' cumulative total stockholder return on its common stock to the cumulative total return of the Nasdaq Composite Index and to a peer group stock index which consists of the publicly-traded companies which perform construction, conversion and repair of marine vessels. The companies that comprise the peer group index are: Halter Marine Inc. and Friede Goldman International Inc. The graph covers the period from June 10, 1998 (the initial trading date of the common stock) to December 31, 1998. The graph assumes that the value of the investment in Conrad Industries' common stock and each index was 100 at June 10, 1998 and that all dividends were reinvested.

                 COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
          AMONG CONRAD INDUSTRIES, INC., THE S & P SMALLCAP 600 INDEX
                                AND A PEER GROUP




                        [Performance Graph Appears Here]


                                6/10/98             12/31/98
                               ---------           ----------
Conrad Industries, Inc.           100                   33
Peer Group                        100                   34
S&P Smallcap 600                  100                   97

Stock Plan

   The Conrad Industries, Inc. 1998 Stock Plan was adopted by the Board of Directors of the company and approved by the company's stockholders in March 1998. The 1998 Stock Plan permits the granting of any or all of the following types of awards ("Awards"): stock appreciation rights, stock options, restricted stock, dividend equivalents, performance units, automatic director options, phantom shares, limited stock appreciation rights ("LSARs"), bonus stock and cash tax rights. All officers and employees of, and any consultants to, the company or any affiliate of the company will be eligible for participation in all Awards under the 1998 Stock Plan other than director options. Each non-employee director of the company is entitled to receive (1) the grant of options to purchase 1,000 shares of Conrad Industries' common stock upon his initial election to the Board and (2) an annual grant of options to purchase 1,000 shares of Conrad Industries' common stock, in each case at the closing sale price of the common stock on the date of grant.

   An aggregate of 700,000 shares of common stock have been authorized and reserved for issuance pursuant to the 1998 Stock Plan. As of the date of this Proxy Statement, options to purchase an aggregate of 492,543 shares of common stock have been granted under the 1998 Stock Plan. The 1998 Stock Plan is administered by the Compensation Committee of the company's Board of Directors. The Compensation Committee selects the participants who will receive Awards, determine the type and terms of Awards to be granted and interpret and administer the 1998 Stock Plan. No Awards may be granted under the 1998 Stock Plan after March 31, 2008.

   The Board of Directors has approved, subject to stockholder approval, an amendment to the 1998 Stock Plan to increase the maximum number of shares of common stock issuable under the 1998 Stock Plan from 700,000 shares to 950,000 shares. See "Proposal Number 2: Approval of Increase in the Number of Shares Available Under the 1998 Stock Plan."

401(k) Plan

   Conrad Industries maintains a retirement savings plan, effective as of August 1997, in which eligible employees of Conrad Industries may elect to participate. The plan is an individual account plan providing for deferred compensation as described in Section 401(k) of the Code and is subject to, and intended to comply with, the Employee Retirement Income Security Act of 1974. Each eligible employee is permitted to defer receipt of up to 15% of his annual salary up to the applicable statutory maximum prescribed in the Code. Conrad Industries may, in its discretion, match employee deferrals in cash, but this company contribution may not exceed an amount equal to five percent of the employee's salary. Conrad Industries currently has elected to match $0.25 for each $1.00 of employee deferral. The amounts held under the 401(k) Plan are invested among various investment funds maintained under the 401(k) Plan in accordance with the directions of each participant. Salary deferral contributions under the 401(k) Plan are 100% vested. Matching contributions vest over a period of four years after an employee completes two years of service with Conrad Industries. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. Conrad Industries made contributions of approximately $88,000 under the 401(k) plan in 1998.

Annual Incentive Plan

   Conrad Industries has established an annual incentive plan under which key employees will be awarded cash payments based upon the achievement of certain performance goals. The aggregate amount shall not exceed five percent of the company's EBITDA (defined as operating income before depreciation, amortization and non-cash compensation expenses related to issuance of stock and stock options to employees). The Board of Directors will determine the actual amount of the bonus pool, subject to this limitation, and the key employees who would be recipients of any such cash bonuses and the individual amount of the cash bonus for each such key employee.

Employment Agreements with Directors and Executive Officers

   Conrad Industries has entered into employment and non-competition agreements with each of J. Parker Conrad, John P. Conrad, Jr., William H. Hidalgo and Cecil A. Hernandez. Orange Shipbuilding has entered into a similar agreement with Ralph C. Thon. These agreements prohibit such officers from disclosing Conrad Industries' confidential information and trade secrets and generally restrict these individuals from competing with Conrad Industries for a period of two years after the termination of their employment. Each of these agreements has an initial term of three years and provides for annual extensions at the end of its initial term, subject to the parties' mutual agreement, and is terminable by the employer for "cause" upon ten day's notice and without "cause" (1) by the employee upon 30 days' written notice and (2) by the employer upon approval by a majority of the Board of Directors. The employment agreements provide that the employer shall pay a base salary of $220,500 to J. Parker Conrad, $200,000 to John P. Conrad, Jr., $195,290 to William H. Hidalgo, $150,000 to Cecil A. Hernandez and $85,000 to Ralph C. Thon, which base salaries may be increased by the Board of Directors. Such agreements also provide that each executive officer will be reimbursed for out-of-pocket business expenses and that each executive officer shall be eligible to participate in all benefit plans and programs as are maintained from time to time by the employer. Each employment agreement provides that if the officer's employment is terminated by the employer without "cause" or is terminated by the officer for "good reason," the officer shall be entitled to receive a lump sum severance payment at the effective time of termination equal to the base salary (at the rate then in effect) for the greater of (1) the time period remaining under the term of the agreement or (2) one year. In addition, the time period during which such officer is restricted from competing with Conrad Industries will be shortened from two years to one year.

   The employment agreements also provide that if the officer's employment is terminated within two years following a change in control by Conrad Industries other than for "cause" or by the officer for "good reason," or the officer is terminated by Conrad Industries within three months prior to the change in control at the request for the acquirer in anticipation of the change in control, (1) the officer will be entitled to receive a lump sum severance amount equal to the greater of (a) in the case of J. Parker Conrad, John P. Conrad, Jr., and William H. Hidalgo, three years' base salary and, in the case of Cecil A. Hernandez and Ralph C. Thon, two years' base salary or (b) the base salary for whatever period is then remaining on the initial term; (2) the provisions which restrict competition with Conrad Industries shall not apply; and (3) if any payment to the officer is subject to the 20% excise tax on excess parachute payments, the officers shall be made "whole" on a net after tax basis. A change in control is generally defined to occur upon (1) the acquisition by any person of 50% or more of the total voting power of the outstanding securities of Conrad Industries, (2) the first purchase pursuant to a tender or exchange offer for Common Stock, (3) the approval by the stockholders of Conrad Industries of certain mergers, sale of substantially all the assets, or dissolution of Conrad Industries or (4) a change in a majority of the members of Conrad Industries' Board of Directors.

   In general, a "parachute payment" is any payment made by Conrad Industries in the nature of compensation that is contingent on a change in control of Conrad Industries and includes the present value of the accelerations of vesting and the payment of options and other deferred compensation amounts upon a change in control. If the aggregate present value of the parachute payments to certain individuals, including officers, equals or exceeds three times that individual's "base amount" (generally, the individual's average annual compensation from Conrad Industries for the five calendar years ending before the date of the exchange in control), then all parachute amounts in excess of the base amount are "excess" parachute payments. An individual will be subject to a 20% excise tax on excess parachute amounts and Conrad Industries will not be entitled to a tax deduction for such payments.

TRANSACTIONS WITH CERTAIN AFFILIATES

   During 1998, Conrad Industries purchased in its ordinary course of business certain components from Johnny's Propeller Shop, a company wholly owned by John
P. Conrad, Jr., Co-Chairman of the Board of

Directors, in the aggregate amount of approximately $171,000. The Company believes that such transactions were made on a competitive basis at market prices.

   Conrad Industries operated as an S corporation for federal and state income tax purposes prior to the initial public offering and made cash distributions to its then current shareholders in order to provide a cash return to them and to fund their federal and state income tax liabilities relating to Conrad Industries' S corporation status. In accordance with this practice, during the first quarter of 1998, Conrad Industries distributed approximately $506,000 to its then current shareholders and distributed an additional $1.8 million prior to the effective date of the initial public offering to fund the shareholders' federal and state income tax liabilities estimated through the date of termination of its S corporation status. On May 22, 1998, Conrad Industries made and additional $10 million distribution to its shareholders, which amount represented undistributed earnings of Conrad Industries estimated through the date of the termination of Conrad Industries' S corporation status. Conrad Industries' shareholders incurred federal and state income taxes on such distribution. Prior to its initial public offering, Conrad Industries also distributed certain non-operating assets with an aggregate fair market value of approximately $406,000 to certain stockholders. These assets included certain vehicles and boats.

   In 1991, Conrad Industries and J. Parker Conrad, Co-Chairman of the Board of Directors, entered into a Key Executive Insurance Agreement pursuant to which each year Conrad Industries has paid $20,000 of the annual premium due under an insurance policy on Mr. Conrad's life. Conrad Industries was the beneficiary of $650,000 of the death benefit under the policy. Conrad Industries and Mr. Conrad terminated this agreement on January 1, 1998, thereby allowing Mr. Conrad to select the beneficiary of the death benefit.

   J. Parker Conrad has guaranteed up to $2 million of the indebtedness under a Loan Agreement dated as of May 22, 1998 between Conrad Industries and Whitney National Bank, for which he has not received any compensation. Mr. Conrad has also guaranteed indebtedness of Conrad Industries from time to time for which he has not received any compensation.

   Certain members of the immediate families of the company's executive officers, directors and principal stockholders are employees of Conrad Industries or its subsidiaries. William A. Hidalgo, Jr., the son of William A. Hidalgo, the President and Chief Executive Officer, is an employee of Conrad Industries and was paid aggregate compensation of $82,500 during 1998. James Court, the husband of Katherine Court, was an employee of Conrad Industries until September 30, 1998, and was paid aggregate compensation of $55,000 during 1998. Katherine Court is a principal stockholder of Conrad Industries, the daughter of J. Parker Conrad and the sister of John P. Conrad, Jr. Daniel Conrad, the son of John P. Conrad, Jr., is an employee of Conrad Industries and was paid aggregate compensation of $97,500 during 1998.

   On March 31, 1998, Messrs. Hidalgo and Hernandez executed promissory notes payable to Conrad Industries bearing interest at 9.0% per annum in the amounts of $239,870 and $97,400, respectively, representing their tax liabilities paid by Conrad Industries in connection with the issuance of shares of common stock of Conrad Industries to them. These notes were repaid in full by Messrs. Hidalgo and Hernandez in July 1998. See "Report of the Compensation Committee." On March 2, 1999, Messrs. Hidalgo and Hernandez executed promissory notes payable to Conrad Industries bearing interest at 9.0% per annum in the amounts of $126,337 and $139,277, respectively, representing their tax liabilities in connection with common shares issued to them and surrendered during the third quarter of 1998.

   Michael J. Harris, a director of Conrad Industries, is a Managing Director of Morgan Keegan & Company, Inc. Morgan Keegan was the lead managing underwriter of the initial public offering of Conrad Industries, which was completed in June 1998, and has provided and may in the future provide financial advisory services to Conrad Industries.

STOCK OWNERSHIP BY CONRAD INDUSTRIES' STOCKHOLDERS AND MANAGEMENT

   The following table presents certain information regarding the beneficial ownership of equity securities of Conrad Industries (which includes shares that may be acquired on the exercise of stock options vesting within 60 days of April 23, 1999) at March 31, 1999 by:

   . each person who is known by us to own beneficially more than five percent of the outstanding shares of common stock;

   .  each director of Conrad Industries;

   . our chief executive officer and each of the other executive officers of Conrad Industries named in the tables under Executive Compensation; and

   . all directors and officers as a group, including all stock options vesting within 60 days of April 23, 1999.

   Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

                                                                   % of Total
                                                                   Outstanding
                                                 Number of  Stock  (including
                      Name                        Shares   Options  options)
------------------------------------------------ --------- ------- -----------
J. Parker Conrad................................ 1,170,270      --    16.5%
John P. Conrad, Jr. (1)......................... 1,779,403      --    25.1%
Katherine C. Court (2).......................... 1,744,813      --    24.7%
William H. Hidalgo .............................   213,918  77,927     4.1%
Cecil A. Hernandez .............................    85,319  31,103     1.6%
Ralph C. Thon ..................................     5,000   8,000       *
Michael J. Harris (3)...........................    13,000   2,000       *
Louis J. Michot, Jr. ...........................       833   2,000       *
Richard E. Roberson, Jr.........................     3,000   2,000       *
All directors and executive officers as a group
 (4) (8 persons)................................ 3,270,743 123,030    47.1%

--------
* Less than one percent.

(1) Includes 374,216 shares held by The John P. Conrad, Jr. Trust, 268,609 shares held by The Daniel T. Conrad Trust, 268,609 shares held by The Glenn Alan Conrad Trust and 268,609 shares held by The Kenneth C. Conrad Trust. Mr. Conrad, Jr. exercises voting and investment control over these shares as Trustee for each of these trusts.
(2) Includes 459,161 shares held by The Katherine C. Court Trust and 275,497 shares held by The James P. Court Trust. Ms. Court exercises voting and investment control over these shares as Trustee for each of these trusts.
(3) Includes 2,000 shares beneficially owned by Mr. Harris' daughters.
(4) Excludes shares beneficially owned by Katherine Court, who is the daughter of J. Parker Conrad and the sister of John P. Conrad, Jr.

COMPLIANCE WITH SECTION 16(a)

   Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and officers, and persons who own more than 10% of the company's common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Conrad Industries with copies of all such forms that they file.

   To Conrad Industries' knowledge, based solely on the company's review of the copies of such reports received by Conrad Industries and on written representations by certain reporting persons that no reports on Form 5 were required, Conrad Industries believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner, with the exception of one late filing on Form 5 by Richard E. Roberson, Jr.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

   Under our Bylaws, if you wish to bring any matter (other than stockholder nominations of director candidates) before the 2000 Annual Meeting, you must notify the Secretary of Conrad Industries in writing between 60 and 90 days prior to the anniversary of the 1999 Annual Meeting. However, if the date of the Annual Meeting of Stockholders is changed by more than 30 calendar days from the date contemplated at the time of this proxy statement, the notice must be received by us at least 45 days prior to the date we intend to distribute our proxy statement with respect to such meeting. Conrad Industries plans to hold its 2000 Annual Meeting on May 24, 2000.

   Notices regarding each matter must contain:

   . a brief description of the business to be brought before the Annual Meeting and the reason for conducting the business at the Annual Meeting;

   . the name and address of record of the stockholder proposing the business;

   . the class and number of shares of stock that are beneficially owned by the stockholder; and

   . any material interest of the stockholder in the business to be conducted.

   If you do not provide the proper notice by March 24, 2000, the Chairman of the meeting may exclude the matter and thus, it will not be acted upon at the meeting. If the Chairman does not exclude the matter, the proxies may vote in the manner they believe appropriate, as the SEC's rules allow.

   For a stockholder proposal to be considered for possible inclusion in the proxy statement for the 2000 Annual Meeting, the proposal must be received by the Secretary of Conrad Industries no later than December 24, 1999. A nomination or proposal that does not supply adequate information about the nominee or proposal will be disregarded.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

   Conrad Industries' management does not currently intend to bring any proposals to the 1999 Annual Meeting other than the election of directors and the proposals described in this proxy statement. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgement.

1998 FORM 10-K

   A copy of the Conrad Industries' Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Cecil A. Hernandez, Chief Financial Officer and Secretary, Conrad Industries, Inc., 1501 Front Street, Morgan City, Louisiana 70381.

                                          By Order of the Board of Directors


                                          /s/ Cecil A. Hernandez
                                          ------------------------------------
                                          Cecil A. Hernandez
                                          Secretary

April 23, 1999
Morgan City, Louisiana

                                                                     APPENDIX A

                            CONRAD INDUSTRIES, INC.
                     Amended and Restated 1998 STOCK PLAN
                               (First Amendment)

   SECTION 1. Purpose of the Plan.

   The Conrad Industries, Inc. 1998 Stock Plan (the "Plan") is intended to promote the interests of Conrad Industries, Inc., a Delaware corporation (the "Company"), by encouraging officers, employees, directors and consultants of the Company, its subsidiaries and affiliated entities to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company, its subsidiaries and affiliated entities to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

   SECTION 2. Definitions.

   As used in the Plan, the following terms shall have the meanings set forth below:

   "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

   "Award" shall mean any Option, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares or Other Stock-Based Award.

   "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

   "Board" shall mean the Board of Directors of the Company.

   "Bonus Shares" shall mean an award of Shares granted pursuant to Section 6(e) of the Plan.

   "Change in Control" shall mean, and shall be deemed to have occurred if:

     (i) any person, other than (1) the Company or an Affiliate, (2) any benefit plan of the Company or an Affiliate, or (3) any stockholders of the Company or any affiliates thereof (as defined in the Exchange Act) as of the effective date of the Plan, acquires, directly or indirectly, the beneficial ownership (as defined in Section 13(d) of the Exchange Act) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 30% or more of the total voting power of all of the then-outstanding voting securities of the Company; or

     (ii) the stockholders of the Company shall approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transactions with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

     (iii) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company); or

     (iv) the individuals who constitute the Board as of the effective date of the Plan (the "Incumbent Board") shall cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

     (v) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

   "Committee" shall mean the Board or any committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan.

   "Consultant" shall mean any individual who renders consulting services or advice to the Company or an Affiliate for a fee, excluding any individual who is a Director.

   "Director" shall mean each individual who is a member of the Board, other than an Employee.

   "Director Option" shall mean an NQO granted under Section 6(b) of the Plan.

   "Employee" shall mean any employee of the Company or an Affiliate.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "Fair Market Value" shall mean, with respect to Shares, at any date, the closing sale price of a Share on that date as quoted on the Composite Tape, or if the Shares are not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if the Shares are not listed on any such stock exchange, the last sale price, or if none is reported, the highest closing bid quotation on the Nasdaq Stock Market or any successor system then in use on the date of grant, or if none are available on such day, on the next preceding day for which such reports or quotations are available, or if no such reports or quotations are available, the fair market value on the date of grant of a Share as determined in good faith by the Committee. In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

   "Incentive Stock Option" or "ISO" shall mean an option granted under
Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

   "Non-Qualified Stock Option" or "NQO" shall mean an option granted under Sections 6(a) or 6(b) of the Plan that is not intended to be an Incentive Stock Option.

   "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock
Option.

   "Other Stock-Based Award" shall mean an award granted pursuant to Section 6(g) of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a Share.

   "Participant" shall mean any Employee, Consultant or Director granted an Award under the Plan.

   "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

   "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

   "Phantom Shares" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(f) of the Plan.

   "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

   "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(c) of the Plan.

   "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

   "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

   "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards of the Plan.

   "Substitute Award" shall mean Awards granted pursuant to Section 6(h) of the Plan in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines.

   SECTION 3. Administration.

   The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the "Committee", other than in
Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is subject to Rule 16b-3. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant;

(iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan;
(viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

   SECTION 4. Shares Available for Awards.

   (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 950,000. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Shares or other consideration, then the Shares covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Shares with respect to which Awards may be granted.

   (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

   (c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that with respect to Awards of Incentive Stock Options and Awards intended to qualify as performance based compensation under Section 162(m)(4)(C) of the Code, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Award to fail to so qualify under Section 162(m) of the Code, as the case may be, or any successor provisions thereto; and provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

   SECTION 5. Eligibility.

   Any Employee or Consultant shall be eligible to be designated a Participant; a Director shall automatically be a Participant pursuant to
Section 6(b).

   SECTION 6. Awards.

   (a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants (other than Directors) to whom Options shall be granted, the number of Shares to be covered by each Option (no Employee or Consultant may receive Options with respect to more than 250,000 Shares during any calendar year), the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

     (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but, except for an Option that is a Substitute Award, shall not be less than the Fair Market Value per Share on such date.

     (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months, a "cashless-broker" exercise (through procedures approved by the Company), other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

     (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
  Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options may be granted only to employees of the Company and its "parent corporation" and "subsidiary corporations", as defined in Section 424 of the Code. To the extent the aggregate Fair Market Value of the Shares (determined as of the date of grant) of a Participant's Option that are exercisable for the first time during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Shares in excess of $100,000 shall not be Incentive Stock Options as to such Participant.

   (b) Director Options. Each Director automatically shall be a Participant and receive Options as provided below. A Director shall not be eligible to receive any Award under the Plan other than Options granted pursuant to this
Section 6(b).

     (i) Initial Grants. Each Director who serves in such capacity immediately following the closing of the initial public offering of the Shares (the "IPO Date") shall automatically receive, on such date, an NQO for 1,000 Shares. Each individual who is elected or appointed as a Director for the first time after the IPO Date shall automatically receive, on the date of his or her election or appointment, an NQO for 1,000 Shares.

     (ii) Annual Grants. Each Director who serves in such capacity on the day following the Annual Meeting of the Stockholders of the Company in each year that this Plan is in effect, beginning with the 1999 Annual Meeting (other than a Director who received a grant pursuant to Section 6(b)(i) on the preceding day), shall automatically receive on such day an NQO for 1,000 Shares.

     (iii) Exercise Price. Subject to adjustment pursuant to Section 4(c), the purchase price per Share purchasable under a Director Option shall be the Fair Market Value per Share on the date the Director Option is granted.

     (iv) Vesting. Each Director Option shall be 100% vested (exercisable) on the date of grant of such Director Option.

     (v) Method of Exercise. A Director Option may be exercised in whole or in part by cash, check acceptable to the Company, Shares already owned for more than six months, a "cashless-broker" exercise (through procedures approved by the Company), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

     (vi) Term. Each Director Option shall expire 10 years from its date of grant, but shall be subject to earlier termination as follows: Director Options must be exercised within three months of the date the Participant ceases to serve as a member of the Board, unless such termination results from the Participant's death or disability (as determined by the Committee), in which case the Participant's Director Options may be exercised by the Participant's legal representative or the person to whom the Participant's rights shall pass by will or the laws of descent and distribution, as the case may be, within one year from the date of termination; provided, however, that such event shall not extend the normal expiration date of such Director Options.

     (vii) Automatic Limits. In the event that the number of Shares available for grants under this Plan is insufficient to make all automatic grants provided for in paragraphs (i) or (ii) above on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of Shares then available for grant under this Plan, and shall have no right to receive a grant with respect to the deficiencies in the number of available Shares and all future grants under this Section 6(b) shall terminate.

   (c) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants (other than Directors) to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the performance criteria, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

     (i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion.

     (ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

     (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the agreement that granted the Restricted Stock, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period (other than a Change in Control), all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, when it finds that a waiver would be in the best interests of the Company and not cause such Award, if it is intended to qualify as performance based compensation under Section 162(m) of the Code, to fail to so qualify under Section 162(m) of the Code, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

     (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(i)(iii).

     (v) Limit. The maximum number of Shares of Restricted Stock that may be granted to any Participant during any year shall not exceed 250,000 Shares.

   (d) Performance Awards. The Committee shall have the authority to determine the Participants (other than Directors) who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish with respect to the Award.

     (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

     (ii) Payment of Performance Awards. Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments following the close of the performance period, in accordance with procedures established by the Committee with respect to such Award.

     (iii) Limit. The maximum number of Performance Awards that may be granted to any Participant during any year shall not exceed $2 million.

   (e) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants (other than Directors). Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor.

   (f) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants (other than Directors) upon such terms and conditions as the Committee may determine.

     (i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

     (ii) Dividends. Any Phantom Share award may provide that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

     (iii) Limit. The maximum number of Phantom Shares that may be awarded to any Participant during any year shall not exceed 250,000 Phantom Shares.

   (g) Other Stock-Based Awards. The Committee may also grant to Participants (other than Directors) an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. A Participant may not receive an Other Stock-Based Award in any calendar year with respect to more than 250,000 Shares.

   (h) Substitute Awards. Awards may be granted from time to time in substitution for similar awards held by employees of other corporations who become Participants as the result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or any subsidiary of the assets of the employing corporation, or the acquisition by the Company or any subsidiary or an affiliate of stock of the employing corporation. The terms and conditions of Substitute Awards granted may vary from the terms and conditions set forth in the Plan, to the extent the Committee, at the time of grant, deems it appropriate to conform, in whole or in part, to the provisions of awards in substitution for which they are granted. To the extent reasonably practical, as determined by the Committee, a Substitute Award shall not change the intended benefit of the award it replaces.

   (i) General.

     (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

     (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

     (iii) Limits on Transfer of Awards.

       (A) Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative as determined by the Committee.

       (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (or, in the case of Restricted Stock, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

       (C) Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, a Nonqualified Stock Option may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or Persons or on such terms and conditions as the Committee may establish.

     (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

     (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (vi) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

     (vii) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price, tax payment or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

     (viii) Performance Criteria. The Committee shall establish performance goals applicable to those Awards (other than Options) the payment of which is intended by the Committee to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. The performance goals shall be based upon the attainment of such target levels of net income, cash flows, earnings before deduction of interest, taxes, depreciation, amortization and non-cash compensation expense related to the issuance of stock and stock options to employees, return on equity, profit margin, sales, stock price, return on assets, economic value added, and/or earnings per share as may be specified by the Committee. Which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee at the time of grant. A performance objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Section 162(m) of the Code, to reflect a significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award.

   SECTION 7. Amendment and Termination.

   Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(c) of the Plan.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall reduce the benefit to Participant without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

   SECTION 8. Change in Control.

   In the event of a Change in Control, except as provided below, all outstanding Awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse, including, without limitation, any service, longevity or year-end employment requirements, and all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full to the maximum extent without regard to any proration provisions in such Award or Award Agreement; provided, however, notwithstanding the foregoing, the Board may provide that any such accelerations or lapse of restrictions shall not occur if it would render unavailable "pooling of interest" accounting treatment for any reorganization, merger or consolidation of the Company.

   SECTION 9. General Provisions.

   (a) No Rights to Awards. Except as provided in Section 6(b), no Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

   (b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant's tax obligation through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

   (c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as the case may be. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

   (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

   (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without , in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

   (f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

   (g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

   (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

   (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

   (j) Parachute Tax Gross-Up. To the extent that the grant, payment, or acceleration of vesting or payment, whether in cash or stock, of any Award made to a Participant under the Plan (a "Benefit") is subject to an excise tax under Section 4999(a) of the Code (a "Parachute Tax"), the Company shall pay such person an amount of cash (the "Gross-up Amount") such that the "net" Benefit received by the person under this Plan, after paying all applicable Parachute Taxes (including those on the Gross-up Amount) and any taxes on the Gross-up Amount, shall be equal to the Benefit that such person would have received if such Parachute Tax had not been applicable.

   SECTION 10. Effective Date of the Plan/First Amendment.

   The Plan became effective on March 31, 1998. This First Amendment shall become effective as of the date of its approval by the stockholders of the Company.

   SECTION 11. Term of the Plan.

   No Award shall be granted under the Plan after March 31, 2008 and, further, unless and until this First Amendment is approved by the stockholders of the Company, no Awards may be made with respect to Shares in excess of the 700,000 Shares approved by the stockholders on the initial establishment of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

                            CONRAD INDUSTRIES, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS

         SOLICITED BY THE BOARD OF DIRECTORS OF CONRAD INDUSTRIES, INC.

     The undersigned hereby appoints William H. Hidalgo and Cecil A. Hernandez, and each of them individually, as proxies, each with power to act without the other and with full power of substitution, to vote all shares of Common Stock of Conrad Industries, Inc. that the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders to be held on May 27, 1999, at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick, Morgan City, Louisiana, or at any adjournment or postponement thereof, on the proposals listed below, and, in their discretion, on any other matter that may properly come before the meeting, or any adjournment or postponement thereof, and any matter presented at the meeting which was not known to the Board of Directors a reasonable time before the solicitation of this proxy:

     Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

      [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY for all
                                                nominees listed below

Cecil A. Hernandez and Louis J. Michot, Jr. to hold office until the 2002 Annual Meeting and until their successors are elected and qualified.

     INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write the appropriate name or names in the space provided here.



PROPOSAL 2: APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS FOR THE COMPANY

              [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

PROPOSAL 3: INCREASE THE NUMBER OF SHARES SUBJECT TO THE 1998 STOCK PLAN

              [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

   Please check the following box if you plan to attend the Annual Meeting of
                           Stockholders in person.  [ ]

  ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

  YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                                     Dated: _____________________________, 1999

                                     ________________________________________
                                                   Signature
Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.

    PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED
                                   ENVELOPE.